                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


 Gold Mills, Inc.                                         Delaware                   100%

 Gold Mills Farms, Inc. (1)                               New York                   100%


 Guilford Airmont, Inc.                                   North Carolina             100%

 Advisory Research Services, Inc.                         North Carolina             100%

 Guilford Mills (Michigan), Inc.                          Michigan                   100%


 Grupo Ambar S.A. de C.V.                                 Mexico                      75%

 American Textil S.A. de C.V.  (2)                        Mexico                     100%


 Servicios Corporatiros Ambar,
   S.A. de C.V.  (3)                                      Mexico                     100%

 Guilford Mills, Inc.  (UK) Limited                       Delaware                   100%

 Guilford Mills (Europe) Limited (4)                      United Kingdon             100%


 Guilford Mills (Europe) Limited (5)                      United Kingdon             100%

 Guilford Kapwood GmbH  (6)                               Germany                    100%


 Guilford Europe Pension
   Trustees Limited (6)                                   Europe                     100%

 Guilford Wovens Limited  (6)                             United Kingdom             100%

 Rouquinet Deroy Limited  (7)                             United Kingdom             100%



(1)      Owned by Gold Mills, Inc.
(2) 10,457,517 shares owned by Grupo Ambar, S.A. de C.V. ("Grupo Ambar"), and 1 share owned by Servicios Corporatiros Ambar, S.A. de C.V. ("Servicios").
(3)      321,751 shares owned by Grupo Ambar , and 1 share owned by Servicios
(4)      Owned by Guilford Mills (UK) Limited.
(5) 1,999,999 shares owned by Guilford Mills Europe Limited and 1 share owned by the Company.
(6)      Owned by Guilford Mills Europe Limited.
(7)      Owned by Guilford Mills Europe Limited.